UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2009
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State of other jurisdiction of incorporation)

1-9247	13-2857434
(Commission File Number)	(I.R.S. Employer Identification No.)

One CA Plaza Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

(800) 225-5224
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 23, 2009, CA, Inc. announced that it has extended the expiration date of its previously announced cash tender offer to purchase any and all of the $352 million outstanding principal amount of its 4.750% Senior Notes due 2009.  The tender offer, which was scheduled to expire at 5 p.m., New York City time, on February 23, 2009, has been extended to 5 p.m., New York City time, on Wednesday, February 25, 2009.  A copy of CA’s press release regarding the extension of the expiration date of the tender offer is attached to this report as exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 23, 2009 regarding the extension of the tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date: February 23, 2009	By:	/s/ Clifford Dupree
Clifford Dupree,
Vice President and Assistant Corporate Secretary